UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2007

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On February 9, 2007, the Compensation Committee of the Board of Directors of Keryx Biopharmaceuticals, Inc. (the “Compensation Committee”) approved annual base salaries for fiscal year 2007 for its named executive officers, as set forth in the following table:

Executive officer	Base salary for 2007

Michael S. Weiss, Chairman and Chief Executive Officer	$390,000
I. Craig Henderson, President	$315,000
Ronald C. Renaud, Jr., Senior Vice President, Chief Financial Officer, Secretary and Treasurer	$286,000

In addition to approving the performance bonuses for each of the named executive officers pursuant to their employment agreements, the terms of which have been previously disclosed, the Compensation Committee also granted a special bonus for fiscal year 2006 to Mr. Renaud in the amount of $150,000 and a special bonus for fiscal year 2006 to Dr. Henderson in the amount of $75,000. Each of the special bonuses was granted in recognition of the executives contributions to the Company’s direct registered offering of common stock during fiscal year 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: February 12, 2007	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Senior Vice President, Chief Financial Officer, Secretary and Treasurer